Exhibit 99 Order Terminating Formal Agreement by and between Progressive Bank, N.A. and the Office of the Comptroller of the Currency

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
)
Progressive Bank, N.A.	)
Wheeling, West Virginia

ORDER TERMINATING THE

FORMAL AGREEMENT

WHEREAS, in an effort to protect the depositors, other customers and shareholders of Progressive Bank, N.A., Wheeling, West Virginia (Bank), and to ensure the Bank’s safe and sound operation, the Bank, and the Comptroller of the Currency of the United States of America (Comptroller), entered into an Agreement, dated December 15, 2004; and

WHEREAS, the Comptroller believes that the protection of the depositors, other customers and shareholders of the Bank as well as its safe and sound operation do not require the continued existence of said Agreement;

NOW, THEREFORE, the Comptroller directs that the Agreement between the Bank and the Comptroller be, and it hereby is, TERMINATED.

IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his/her authorized representative, has hereunto set his/her hand.

/s/ James M. Calhoun	December 13, 2006
Assistant Deputy Comptroller Pittsburgh Field Office	Date